EXHIBIT 10.8

Zhengzhou Shenyang Science & Technology Co., Ltd.
Block 28, Huzhu Road, Zhongyuan District, Zhengzhou City, Henan Province, China
July 11, 2008
No. 1 Complementary Agreement
Dear Sir/Ms:

According to No.20080104001260001112 Accounts Receivable Financing Agreement on Jan. 4, 2008 and the subsequent complementary agreement (hereinafter referred to as “Line Letter”) signed between Raiffeisen Zentralbank Oesterreich AG Beijing Branch (hereinafter referred to as “the Lender”) and Zhengzhou Shenyang Science & Technology Co., Ltd. (hereinafter referred to as “the Borrower”), the Lender agrees to provide the Borrower with accounts receivable line (hereinafter referred to as “Line”) with non-commitment and right of recourse with total amount of not exceeding RMB 50,000,000.00Yuan (RMB50MILLION YUAN).

The terms defined in Line Letter have the same meanings in this complementary agreement.

Now the Parties mutually agree to modify this Line Letter as following:

The total amount of accounts receivable financing line with non-commitment and right of recourse not exceeding RMB 63,000,000.00Yuan (RMB SIXTY-THREE MILLION YUAN)

1.	Clause 3 (Line Category and Amount) should be modified as following:
⑴ Total Amount of Line: not exceeding RMB 63,000,000.00Yuan (RMB SIXTY-THREE MILLION YUAN).
⑵ Can be used for:
   Accounts Receivable Financing: short-term loan with currency of RMB, term not exceeding the loan term, and amount not exceeding 85% of accounts receivable (hereinafter referred to as “Loan”).
2.	Clause 4 (Commission, cost (exclude advanced pay)), interest rate and Penalty Interest should be modified as following:
Interest rate: interest rate of the same level in corresponding period published by the People’s Bank of China ×130%;
Management Fee of Accounts Receivable: 0.125%of amount of accounts receivable, but each loan should not be less than RMB 2,500.00 Yuan (RMB TWO THOUSAND AND FIVE HUNDRED YUAN), the Borrower should pay for then Lender on withdrawal date of each loan.
Upfront Fees: the interest rate is 0.25% of total amount of the line, that is, RMB 157,500.00 (RMB ONE HUNDRED AND FIFTY SEVEN THOUSAND FIVE HUNDRED), the Borrower should pay for the lender within Fifteen (15) days after signing this Complementary Agreement.

Penalty Interest: if the borrower fails to pay for any pricinpal, interest rate and/or other fund receivable under this line, the Lender owns the right to collect the penalty interest from corresponding due date to the lender receiving all the fund as per the ratio of one HUNDRED AND FIFTY PERCENTAGE (150%).
If the borrower fails to use any or all the funds under this loan according to the purpose prescribed in this letter, the Lender owns the right to collect the penalty interest from the date this funds is appropriated to the date the Borrower stops appropriating this funds as per the ratio of TWO HUNDRED PERCENTAGE (200%).
If the Borrow fails to pay any accounts payable and appropriates the same accounts, the Lender owns the right to collect the higher interest rate generated from this capital.

All other banking rates shall be based on standard rate scale of the Lender. Registration fee on pledge and expenditures of accounts receivable (include but not limited to initial registration, alteration registration, extension registration and withdrawal registration) shall take charging standards of Credit Reference Center, the People’s Bank of China as reference.
    The loan interest shall be calculated according to actual days, 360 days for a year, and the interest shall take RMB settlement. The Borrower should pay for the Lender the interest payable of this fund from the drawing date (the definition see Clause 3) to the due date (the definition see Clause 3).
All the interest, handling charge, insurance premium, Registration fee on pledge and expenditures of accounts receivable, banking fee generated from the line and other expenses relative to the Line shall be undertaken by borrower.
The lender shall keep the right to reasonably regulate the above handing charge, costs and rate from time to time, and the right to debited the Lender’s account to deduct all the expenses including interest, handing charge, insurance premium, Registration fee on pledge and expenditures of accounts receivable, banking fee and other relative fees.
3.	Clause 6 (Loan Term) should be modified as following:
The final due date (hereinafter referred to as “final due date”) of the Line shall be Sep. 30, 2009. The drawing date (“Drawing Date” for short) of each loan under the Line shall be any business day Beijing City Commercial Bank (hereinafter referred to as “Working Day of the Bank”) provides corporate business before the final due date.

The loan term of each loan (hereinafter referred to as “loan term”) in this letter shall begin from the drawing date of each loan to the due date (if not working day of the bank, postpone to the next working day, hereinafter referred to as “due date”) of corresponding accounts receivable of the loan, but the term should not be later than the final due date. The loan term should not exceed Ninety-days (90).
Notwithstanding, the lender may decide by themselves to inform the Borrower to terminate the loan in written form. The Lender shall notice the Borrower in written form 10 days before termination of the loan. If the loan is terminated, all the principals, interest, and other fees should be mature immediately, and the Borrower should immediately pay for the Lender in full amount.
4.	Clause 18 ( tariffs and cost ) should be modified as following:

Borrower shall pay lender the stamp tax equivalent to 0.005％ of added partial loan (RMB 650.00) within fourteen (14) days after signing this Complementary Agreement.
All the payments to lender by Borrower shall be no offset, no counterclaim, no any deductions or withholding, and shall not contain any tariff and cost, withholding tax or tax in other forms.
5.	Clause 21 ( in use ) shall be modified as following:
Only Borrower can use the Line. The use of Line must be in line with rules of this letter. In any time the outstanding balance of loan by borrower shall not exceed RMB 63,000,000.00 Yuan (in words: RMB SIXTY-THREE MILLION YUAN)
Other terms and conditions in Line letter keep unchanged. In the case of any discrepancy between this Complementary Agreement and Line letter, this Complementary Agreement prevails. This Complementary Agreement takes in effect on the date, noted at the head of this agreement, when two parties sign.
Raiffeisen Zentralbank Oesterreich AG Beijing Branch
Authorised representative (sealed)
Zhengzhou Shenyang Science & Technology Co., Ltd (official seal)
    Zhong Bo
Legal Representative or Authorised Representative (signature)
To the confirmation of the following parties:
Lender has notified all following parties to pay attention that all the clauses about rights and obligations have been explained in details according to all parties’ demands and all parties consent and understand all the contents in this agreement.
Personal voucher:
Zhong Bo
(Signature)

Top-secret

Zhengzhou Shenyang Science & Technology Co., Ltd.
Block 28, Huzhu Road, Zhongyuan District, Zhengzhou City, Henan Province, China
Jan. 4, 2008

Dear Sir/Ms:
The total amount of accounts receivable financing line with non-commitment and right of recourse not exceeding RMB 50,000,000.00Yuan (RMB FIFTY MILLION YUAN)
Raiffeisen Zentralbank Oesterreich AG Beijing Branch (hereinafter referred to as “the Lender”), with great pleasure, informs borrower (definition see Clause 1) that we agree to provide the following line of credit (hereinafter referred to as Line ) for borrower , as per the following terms and conditions in this line of credit( hereinafter referred to this letter ).
1.	Borrower:
Name: Zhengzhou Shenyang Science & Technology Co., Ltd.
Registered Country: People’s Republic of China (excluding Hong Kong SAR, Macau SAR and Taiwan region, hereinafter referred to China)
Register No. of Company: 410100100008310
Address: Block 28, Huzhu Road, Zhongyuan District, Zhengzhou City, Henan Province, China
2.	Accounts Receivable:
The accounts receivable in this letter (hereinafter referred to accounts receivable ) refers to the less than Ninety (90) days-payment creditor's right that requires buyer to pay but not pay to borrower (including present and future ) in the related purchase & sale contract ( hereinafter referred to purchase & sale contract ) produced as borrower sells commodities to one or many companies ( hereinafter referred to seller ) which are recognized and accepted by lender )
3.	The category of Line and amount
⑴ Total Amount of Line: not exceeding RMB 50,000,000.00Yuan (RMB FIFTY MILLION YUAN).
⑵ Can be used for:
   Accounts Receivable Financing: short-term loan with currency of RMB, term not exceeding the loan term, and amount not exceeding 85% of accounts receivable (hereinafter referred to as “Loan”).
4.	Commission, cost (exclude advanced pay), interest rate and Penalty Interest:
Interest rate: interest rate of the same level in corresponding period published by the People’s Bank of China ×115%;
Management Fee of Accounts Receivable: 0.125%of amount of accounts receivable, but each loan should not be less than RMB 2,500.00 Yuan (RMB TWO THOUSAND AND FIVE HUNDRED YUAN), the Borrower should pay for then Lender on withdrawal date of each loan.

Upfront Fees: the interest rate is 0.25% of total amount of the line, that is, RMB 125,000.00 (RMB ONE HUNDRED AND TWENTY FIVE MILLION YUAN), the Borrower should pay for the lender within Fifteen (15) days after signing this Complementary Agreement.
Penalty Interest: if the borrower fails to pay for any pricinpal, interest rate and/or other fund receivable under this line, the Lender owns the right to collect the penalty interest from corresponding due date to the lender receiving all the fund as per the ratio of one HUNDRED AND FIFTY PERCENTAGE (150%).
If the borrower fails to use any or all the funds under this loan according to the purpose prescribed in this letter, the Lender owns the right to collect the penalty interest from the date this funds is appropriated to the date the Borrower stops appropriating this funds as per the ratio of TWO HUNDRED PERCENTAGE (200%).
If the Borrow fails to pay any accounts payable and appropriates the same accounts, the Lender owns the right to collect the higher interest rate generated from this capital.

All other banking rates shall be based on standard rate scale of the Lender. Registration fee on pledge and expenditures of accounts receivable (include but not limited to initial registration, alteration registration, extension registration and withdrawal registration) shall take charging standards of Credit Reference Center, the People’s Bank of China as reference.
The loan interest shall be calculated according to actual days, 360 days for a year, and the interest shall take RMB settlement. The Borrower should pay for the Lender the interest payable of this fund from the drawing date (the definition see Clause 6) to the due date (the definition see Clause 6).
All the interest, handling charge, insurance premium, Registration fee on pledge and expenditures of accounts receivable, banking fee generated from the line and other expenses relative to the Line shall be undertaken by borrower.
The lender shall keep the right to reasonably regulate the above handing charge, costs and rate from time to time, and the right to debited the Lender’s account to deduct all the expenses including interest, handing charge, insurance premium, Registration fee on pledge and expenditures of accounts receivable, banking fee and other relative fees.
5.	The purpose of loan:
The loan is to meet the demand of usual capital flow for borrower
6.	The loan term
The final due date (hereinafter referred to as “final due date”) of the Line shall be Sep. 30, 2008. The drawing date (“Drawing Date” for short) of each loan under the Line shall be any business day Beijing City Commercial Bank (hereinafter referred to as “Working Day of the Bank”) provides corporate business before the final due date.

The loan term of each loan (hereinafter referred to as “loan term”) in this letter shall begin from the drawing date of each loan to the due date (if not working day of the bank, postpone to the next working day, hereinafter referred to as “due date”) of corresponding accounts receivable of the loan, but the term should not be later than the final due date. The loan term should not exceed Ninety (90)days.
Notwithstanding, the lender still keeps the decision-making power to cancel the line .. If canceling the line, lender does not need to notify later or provide any reason nor does he need to shoulder any responsibility. The principal sum, interest rate and other debts related to line in this letter shall be due right now and paid to lender in full amount by borrower.

7. Payment:
Each loan shall be paid in related due date with no later than the final due date. Among the two dates adopt the earlier one. With the written approval by lender, borrower can pay before due date, but lender should receive the payment in advance notice officially signed by borrower in at least Three (3) bank working days before he prepares to pay in advance ( hereinafter referred to advanced payment date ). Borrower shall compensate any capital allocation funds and margin income losses to lender brought by payment in advance. The cost and losses are to the lender’s final confirmation and have legal binding force to borrower.
8. Usage of funds
Lender reserves the right to decide the order and capital ratio of principal sum, interest rate, cost or other debts in any Line to be paid by all or partial funds from borrower.
9. Guarantee
In order to ensure borrower to fulfill obligations in this letter completely, borrower shall sign with lender or provide security document for lender on the date of signing this letter or before or after
(a)
The original certificate, whose content and form has been accepted by lender, agreed to underwrite and issue by Anlian Insurance Co. Guangzhou Branch (hereinafter referred to Anlian Guangzhou), in favor of trade credit insurance certificate (hereinafter referred to credit insurance certificate ), whose insurance term confirmation and insurance fees have been paid in full amount.

(b)	about transferring all the rights and interests of borrower in credit insurance certificate to Insurance Rights and Interests Transferring Circular of lender.
(c)	The Account Receivable Hypothecation Agreement that puts accounts receivable in first priority to lender
(d)
Account Hypothecation and oversight and management Agreement , the RMB settlement accounts opened at lender’s by borrower regulates that the account receivable shall be flown in oversight and management account directly

(e)	payment notice that notifies buyer to pay account receivable to oversight and management account
(f)
irrevocable and unconditional joint liability in favor of lender issued by Zhongbo ( hereinafter referred to personal voucher ) , the ID certificate ( include without limitation to ID card copy of personal voucher and Marriage Card or residence registration copies of personal voucher )recognized by lender in content and form and signed by personal voucher, personal net balance sheet and related certificate of asset ownership

(g)
Remittance certificate that borrower authorizes lender to represent borrower to fill or sign , insurance claim document and / or other related documents as well as Power of Attorney that sometimes represents lender and is in the name of borrower to sue for

( the above collectively referred to security documents, all are the copies of this letter and undividable parts of this letter.)
All the guarantee in the security documents are independent. The invalidation or withdrawal of this letter for any reason shall have no effect on the validity of the security documents. The security documents remains valid.
The guarantee clauses in this letter and all security documents consist of a complete and undividable document concerning lender and / or personal voucher vouch responsibility. In case of any discrepancy terms and conditions in all security documents prevail.

10. Application for Line:
(a) The use of any Line by lender, all or part, shall put forward a drawing application (hereinafter referred to drawing application) whose content and format are consistent with Appendix 1 (drawing application) to lender by borrower in three (3) bank working days before drawing date. This letter is not lender’s promise to provide loan for borrower, unless lender specifically shows that he accepts borrower’s drawing application or provides loan for borrower.
(b) Before borrower delivers each drawing application, all the preconditions in clause 11 of this letter (preconditions) and other conditions required by lender from time to time have been satisfied and borrower does not breach any rules in this letter. The drawing application is irrevocable, and once delivered, it has binding force to borrower.
(c) Precondition of receiving withdraw application by Lender is that Lender has wholly independent right to require the pay loan, modify, cancel and/or rebuild any line and/or relevant fee and expense with line.
(d) Lender will not accept any application of Borrower without satisfying each clause (a), (b) and (c).
11. Precondition.
The amount provided by Lender is un-promises with recourse. Under the clause of this letter, each sum of withdrawing the loan of lender shall comply with regulation of tenth clause (line application) and shall meet the following precondition.
(a)	lender must receive:
Copies of the following documents accepted by lender, signed by legal representative of Borrower and authorized representative, or obtained from registration location of Administration for Industry and Commerce of Borrower and attested truth:
(1)	Current and valid Business License tested by recent annual check of Borrower (Original and duplicate);
(2)	Current and valid Articles of Association and relevant amend and change of Borrower;
(3)
Relevant document about administration for industry and commerce registration which indicates that when signing this letter, organization situation of shareholder meeting and board of directors of Borrower;

(4)	Current and valid Organization Code Certificate of Borrower (Original and duplicate);
(5)	Capital Verification Report about the registered capital and financial report in recent three years of Borrower issued by a qualified public accounting firm.
(6)	Current and valid Tax Registration Certificate of Borrower (State and local)
(7)	Basic Permit for Opening Bank Account of Borrower;
(8) List of members in board of directors of Borrower, identification certificate, the speciment signature, identification certificate of authorized person and the speciment of the signature.
-Present letter formally signed by Borrower;
- Resolutions of Shareholders Meeting and meeting record which is accepted by Lender in form and content, certified as the truth according to requirement of Lender, board of directors or the shareholders meeting agreed or approved line, all warranty required in Clause 9 (warranty) and other documents required by this letter;
- Attorney Opinion Letter issued by Law Firm approved by Lender (if required);

-Approval or registration recognized by Lender, of all Chinese Government Agencies relevant with Line, including Administration of Exchange Control;
(b) all warranty, legal document involved in Clause 9 (warranty) have been formally signed and complete the valid registration (if required), including, without limitation to the copies of confirm certification of obtaining the Registration of Pledge Receivables;
(c) Lender has paid the stamp tax, account receivable management expenses, initial expenses, expenses and payout of account receivable pledge registration paid in advance by Lender.
(d) Current and valid loan card No. and password obtained from People’s Bank of China to Lender provided by Borrower;
(e) RMB Settlement Accounts which opened in the Lender by Borrower.
(f) RMB Accounts Remittance Receipt pre-stored in Lender and formally singed by Borrower.
(g) Credit insurance and all insurance claim documents under the relevant regulations of Allianz Guangzhou pre-stored in Lender and formally singed by Borrower.
(h) Available all the Bank Accounts List (include, but not limited to Account with Bank and the account No.) till the first withdraw date sealed in advance by Borrower, available Bank credit line, relevant balance of loans and company guarantee and balance for any Third Party provided by Borrower.
(i) In advance 3 working days of withdrawing date, Lender shall receive the following:
-withdrawing application formally signed by Borrower (about form, refer to Appendix 1)
- loan due bill formally signed by Borrower (about form, refer to Appendix 2)
-Maximum loan amount shall not exceed 85% of Account Receivable. Each loan amount shall not less than RMB 1,000,000.00 (Word: RMB ONE MILLION YUAN ONLY);
- Confirmation letter formally signed by bargainee, about receive the goods related with account receivable and agreement that pay the full amount of account receivable before due date to supervision account according to the Borrower instruction of notice of payment;
-Copy of sale contract signed by Borrower and Bargainee approved by Lender in forma and content, attested to be truth as per Lender requirement;
-copies of account receivable commercial invoice approved by Lender in form and content, attested to be truth as per Lender requirement;
-other documents relevant with account receivable as per the requirement, include but not limited to copies of relevant bill of lading and other transport document attested to be truth as per Borrower requirement;
-credit insurance original or copies of credit insurance attested to be truth as per Borrower requirement;
- Insurance period confirmation original of credit insurance or the copies attested to be truth as per Borrower requirement;
-certificate about full payment of insurance premium for credit insurance confirmed by Allianz Guangzhou;
-latest bargainee list accepted by Allianz Guangzhou and checked bargainee relevant credit insurance accept line. Total of unpaid account receivable of Bargainee (include the corresponding account receivable about this application Loan) shall not exceed the credit insurance line approved by Allianz Guangzhou for bargainee.
12 Other condition:
12.1 Statement and guarantee of account receivable

(1) Sale contract and account receivable is legal and valid. There is no fault, current, foresight potential dispute and valid or cancellation in law. Both Party of contract (especially Borrower) has already abided and overall implemented or made sure that will overall implement all obligations under Purchase and Sale Contract clause. There is no unsolved dispute between borrower and bargainee. In execution of contract, there is never overdue arrearage for any reason and characters of bargainee to Borrower.
(2) Borrower has overall fulfill the all obligation under clause of Purchase and Sale Contract, include but not limited to deliver the goods related with account receivable to arrearage as per requirement of purchase and sale contract. Furthermore, Borrower makes sure that there is neither any reason about refused by arrearage on due date or possibly refused to pay full amount of account receivable, nor any reason about Borrower or agent of Borrower not abide the regulations in purchase and sale contract signed by Borrower and Arrearage which lead to account receivable will or possibly deducted breach of contract damages and/or loss.
(3) Arrearage makes sure that receive the relevant goods related with account receivable delivered by Borrower. For the obligation under the purchase and sale contract and account receivable, there is no contradict, claim, cancel out or allegation with other characters.
(4) There is neither pledge in any forms such as security interest and/or right burden nor any power executed by any Third Party. Before clearing off full amount the arrearage under this letter by Borrower, transferring account receivable to any other Third Party is not allowed.
(5) Borrower is the only creditor of account receivable. The credit right of account receivable is clear. There is no any fault, dispute, any deduction, counter claim, attachment, or forcible execution which blocks the realization of any reason of credit right and prohibits or limit under account receivable and purchase and sale contract.
(6) There is no bank's order, money order, cheque, bond, or other fiancé bill signed by Borrower, Arrearage, or any other Third Party for all or any part of the account receivable.
(7) As per the clause of credit insurance, credit insurance is implementing to insurer instead of void or voidable. There is no claim for compensation, unpaid claim, or claim reference of lodge claim acknowledged by Borrower. ]
(8) Account receivable and relevant goods, documents, bill (include but not limited to commercial invoice, transport document and so on) conform to the law, regulation, rule. It is legal, valid, true, accurate and complete.
(9) Amount of account receivable shall subject to amount listed in legal and valid commercial invoice.
(10) 4 weeks after goods involved in account receivable dispatch out, commercial invoice shall be issued. In this invoice shall indicate the amount of the goods paid by Arrearage under purchase and sale contract.

12.2 Statement and guarantee of Borrower
(1) Borrower is business entity set up according to the China Law. Signed, submitted, and implement this letter is the real opinion and have necessary agreement, approval, authorize. There is no fault in law. It is not disobey the articles of association of the Borrower Company or the laws, regulations, rules. Borrower shall obey the requirement of any government department and relevant requirement or the any clause in any other contract which has the binding force on Borrower property;

(2) The authorized representative on behalf of Borrower and the seal of Borrower and relevant seals on this letter and any documents relevant to account receivable obtain the agreement, approve, authorize of board of directors and shareholder meetings. It is true and valid. There is no fault in law.
(3) This letter, in which the Borrower is one Party, owns the legal, valid, law bond force. Borrower can implement according to the regulation in this letter.
(4) herein Borrower authorizes Lender in irrepealable and unconditional form in using Loan Card No. and password provided by Borrower to refer the Borrower information in Registry Reference System of Bank Credit;
(5) Lender is entitled to supervise the each usage situation of sum and require the borrower providing the relevant contract and other documents approved by Lender in consent and form. If there is any dispute about the usage and use of the loan, Lender is entitled to refuse withdrawing of loan by Borrower.
(6) Borrower makes sure that the usage of loan complies with the relevant regulations and Clause 5 in this letter. Borrower can not engage in adventures, such as stock and real estate with the loan.
(7) All the relevant documents with this letter, information or any other information provided by Borrower to Lender are true, complete, accurate, and valid in essential aspect. In Borrower’s view, there is no any important fact or situation which wasn’t disclosed to Lender. If such facts and situation are disclosed, there must be the serious adverse effect for Lender providing the line/loan to Borrower (include but not limited to any adverse reasons which influences Bargainee fulfill the obligation of paying the account receivable under this purchase and sale contract); further more, Lender providing loan as per this letter is not deem to recognize the accuracy and truth of statement, guarantee and promises of Borrower under this letter.
(8) Except the breach of contract before or on the signing date of this letter which was disclosed to Lender (indicate the any things or information, hereinafter refer to breach a contract, regulated in Clause 13 of this letter), there is no any breach a contract or potential breach a contract existing or continuing.
(9) According to the valid laws on signing date of this letter, except the advocate of enjoying priority of claim, the advocate of Lender to Borrower has the same claim sequence with the Borrower creditor who owns guarantee;
(10) Present, there is no unfinished or possibly happened any serious adverse effect lawsuit, arbitrate, administrative procedure and the reason aiming at Borrower/Bargainee, to business of Borrower/Bargainee, operation and asset or under relevant documents of implement this letter and account receivable (include purchase contract).
(11) All the payment relevant to line shall do through Lender. Lender it entitled to credit any account opened in Lender by Borrower, to pay any other liability caused by Borrower account or related with line.
(12) Under clause of this letter, loan shall be paid in same currency with loan currency. If there is no other regulations in this letter, Borrower shall prepare the payable principal, interests, other payment in relevant account opened in Lender before 11:00 am of due date. Authorized Lender will deduct account receivable from this account on the due date.
(13) Law, regulations, rule, procedure and requirement and instructions of any government departments and other Parties abided as schedule, current, valid in future, or if not abide, may cause the loss of right to Borrower (as insurant) and Lender (as beneficiary) under this letter and credit insurance, include but no limited to that Borrower shall fulfill all clauses and any other relevant regulations under this credit insurance (include reference regulations and clauses of Allianz Guangzhou accept insurance agreement);

(14) Without the agreement of Lender in advance in written form, Borrower shall not change, alter, and modify any clause and condition of purchase and sale contract and account receivable with Bargainee.
(15) Borrower shall not adopt any action which is harmful or possibly harmful for the good value of account receivable/ influences the effectiveness of this letter.
(16) According to the requirement of Lender, provide any document and information relevant to purchase and sale contract, account receivable and goods involved in;
(17) Without the agreement of Lender in advance in written form, Borrower shall not agree Allianz Guangzhou to do any change and modification for the credit insurance and relevant documents, include but not limited to relevant general clause. Any occurrence of uncontrollable situation of Borrower, Borrower makes sure any change, modification in relevant documents with credit insurance acknowledged by Borrower will notify Lender immediately (no later than 24 hours of acknowledgement), include but not limited to relevant general clause.
(18) Borrower promise that provide the necessary information to Lender to insist the obligation implemented by Borrower and Lender under credit insurance and relevant document;
(19) Borrower promises that provide Allianz Guangzhou, credit insurance or all documents required under local short-term credit insurance to claim the insurance.
(20) If there is claim insurance, Borrower shall notify Allianz Guangzhou to pay the credit insurance directly to supervise account and make sure the Lender is entitled to decide the usage of credit insurance claim payment, such as pay the payable but not pay to the Lender, arrearage from Lender, or possible to arrearage from Lender (include but not limited to the payment under this letter);
(21) Without the agreement of Lender, borrower shall not establish or permit any pledging, hypothecation, keep, charge, transfer, deed of security, security interest, other agreement and arrangement as the property of Borrower for any property (current or future);
(22) Borrower shall implement all the obligation under the line; at any time, enjoy the same guarantee and support for current and future obligation (include support of Third Party), except for the obligation of priority endowed by law;
(23) During the line period of continued existence, shareholders structure of Borrower shall not directly or indirectly change.
(24) Borrower promises that transfer account receivable directly to supervised account, until paying off all arrearage of Borrower (include but not limited to payment under this letter) and Borrower shall not agree and instruct Bargainee to transfer the payment to any other account. If Borrower receives the payment of any other accounts under the account receivable, shall transfer the payment into supervision account on the date of receiving. Where the transfer is overdue, Borrower shall pay the breach of contract damages in 2/10000 to Lender. Borrower irrepealablely authorize Lender to directly deduct the breach of contract damage and account receivable from any account opened in Lender.
(25) Lender shall provide medium term finance report of Borrower to Lender in 60 days after half financial year ending. Provide audited annual financial report of Borrower to Lender in 120 days after financial year ending.

（26）The Borrower are required to provide the Lender with relative data concerning accounts receivable and the Lender's business, property, operation and finance on reasonable requirements of the Lender.
(27) The Lender should notice the major adverse changes occurred to the operation or the financial status to the Lender immediately.
(28) Under the clauses of the agreements with the Lender or other Loaners, if any breaches or potential breaches occurred, the Borrower should immediately (not later than 24 hours after the accidents) inform the Lender.
The above-mentioned representation and warranty shall be regarded as the Borrower putting forward on the date he draws funds or applying to extend the loan term according to the situations existing then.
13. Branches:
13.1 Any one or many of the incidents or cases listed in the following shall form breaches (hereinafter referred to as "breaches"):
(1) The Borrower and/or the Bargainee fails to pay any due accounts in full in this letter or fails to pay for any other financial institutes, person, office, companies or enterprises or fails to perform the payment obligation and responsibilities; or
(2) Any representation, statements or warranty made by the Borrower, or any documents, data or information provided by the Borrower to the Lender are certified incorrect or not accurate materially; or
(3) The Borrower infringes any commitment in this letter and security documents (include but not limited to the completion of preconditions listed in Clause 11 of this letter (preconditions) and other preconditions prescribed in Clause 12 of this letter (other conditions); or
(4) The Borrower has some breaches against other regulations in this letter; or
(5) Any breaches occurred to Security Documents clause; or
(6) Any breaches occurred to Purchase and Sales Contract (especially the Bargainee refuses to pay account receivable); or
(7) The Borrower and/or the Bargainee are dissolved, liquidate, bankrupted, reformed, lost debt paying ability or similar situations (include but not limited to suspended operation required by the Government agencies or the Business License is revoked); or
（8）Borrower and/or bargainee is claimed to adopt the attachment, coercive execution, supervision or public auction measure which materially effects the borrower to repay the liability of this line letter and/or affects the bargainee not able to redeem his obligation of defraying the sum of the receivable debt; or
(9) Any cheques or bills signed by borrower and/or bargainee is protested; or
(10) If the occurrence of any events or the appearance of any matters makes the lender has reason to believe the borrower will not or is unable to fulfill any obligations under this
Letter or the bargainee will not or is unable to redeem his obligation of defraying the sum of the receivable debt, or the alteration of the associated law makes borrowers’ obligations of this letter become illegal or the bargainee’s responsibilities under this purchase contract become illegal; or
(11) According to the lender’s judgement, the operating and financial situation of the borrower and/or bargainee is having or going to have great unfavorable change; or

(12) If the borrower breach any obligations of this letter (include but not limit to the statement and guarantee ), and does not compensate the breach, and makes the lender satisfied or accords with the prescription of this letter within the reasonable time, but no later than the 15 days after receiving the lender’s written inform of correcting the breach; or
(13) Any incidences or events with issuing of notice, the process of the time, or the decisions may transfer to breaches (the ”potential breach of the contract” for short in this letter)
(14) However, if lender arranges, keeps Line/ loan or provided capital for loan in any law is or becomes illegal, then:
  (i) lender shall, as per the requirement of lender, pay in advance on pointed date the part of loan, accumulative interest rate and other capital deserving to pay influenced by the changes , as well as
(ii) If lender has not withdrawn any loan when borrower receives lender's notice, the right of lender withdrawing loan that has been notified by lender, influenced by this change, unpaid or any part shall be terminated right now, or
(15) If after signing of the letter, Lender shall decide on himself:
(i) during the normal business between banks in China, can not find the corresponding time to raise the funds for any loan and any interest, or
(ii) Because of the reason of Lender, Lender will obtain cost of corresponding deposit which will above interest rate regulated in Clause 4;
Lender is entitled to end the letter. But Lender shall notify the Lender about above situation. At the same time Article 13.1 Clause (15) will take into effect.
13.2 Once any of above events or situations occurs, the borrower should immediately (at the latest no later than 24 hours after the occurrence of the event or situation) notice the lender and without further notice or requirement, the lender has the right to adopt one or more measures of the following:
(1) Declare all withdrawn loans and accrued interest as well as all other funds (include but not limited to penalty interest, liquidated damages and expenses etc) generated or unpaid under this letter to be payable at maturity immediately;
(2) Declare the cancelling of all lines or amending of any items of documents related to line;
(3) Require the execution of all or part of security documents;
(4) Immediately execute all other rights and remedies enjoyed by the lender under this letter and security documents; various expenses (include but not limited to collection expenses, arbitration fees, travel expenses, attorney fees, expenses of realizing security interest, surveying and evidence taking fees, costs of preservation, announcement fee, execution fee, auctioneer's fee, transfer fee and other fees etc) incurred to the lender due to realization of creditor's rights all should be undertaken by the borrower;
(5) Countervail directly from any account opened by the borrower in the lender and used to pay off any account payable of the borrower to the lender under this letter.

14. Protection:
The borrower should adopt actions regarded as proper by the lender and undertake all expenses to perfect, protect and realize the security provided to the lender under the line, through registering to relevant authorities or issuing notice to any person or any other methods.

15. Information disclosing:
The borrower should irrepealably agree that the borrower discloses the account of borrower and relevant data of bargainee and account receivable to its headquarter, branches and its offices, relevant record and register government agencies, securities, mortgagors, insurance company or other person or company undertaking the liabilities of the borrower under the account of the lender or providing security or mortgage to the lender for the borrower.

16. Termination of credit warranty and line:
Notwithstanding such regulation of this letter, under the precondition of not prejudicing to other interests of the lender, when the credit warranty terminates, without need for further notice or requirement, the responsibility of the lender providing line to the borrower will terminate automatically and meanwhile, principal and interest will also be at maturity immediately.

17. Recheck:
According to usual bank practices, the lender reserves the right to amend, reduce or cancel the line, amend any clauses and clauses under this letter and amend any other documents or warranties related to this letter, without notice to the borrower in advance.

18. Taxes and fees:
The borrower has paid stamp tax equivalent to 0.005% of the line sum to the lender, that is RMB 2,500.00 Yuan (words: RMB TWENTY FIVE HUNDRED YUAN). If the loss of the lender is due to the delay performance or nonperformance of tax obligations related to this letter and the line by the borrower, then the borrower should compensate for the lender.

All funds paid by the borrower to the lender should be without balance out or counterclaim, without any abatement or withhold, and should not include any taxes, withholding tax or taxes of other forms.

19. Expenses:
All costs (including cost paying the principal in advance), legal expenses, telecommunication fees, mailing fees and other overhead expenses as well as advanced pay incurred in the process of preparation and execution of this letter and line, the completion of the security documents required by the letter and the protection and compulsive execution of the lender’s rights all should be undertaken by the borrower and it also has to compensate for the lender in full.

20. General Trade Consensus:
The line is dominated by the General Trade Consensus (GTC01/MAY01) of the lender. At the time of signing this letter, the borrower should also sign the General Trade Consensus (GTC01/MAY01) of the lender. If the two have divergence, should conform to the clauses of this letter.

21. Use:
The line is only limited to the use of the borrower. The use of the line must as per the requirements of this letter. The unliquidated balance of the borrower’s loan at any time should not exceed RMB 50,000,000.00 (words: RMB FIFTY MILLION YUAN).

22. Applicable law:
The letter should be applied to Chinese law and be explained according to Chinese law. If one certain specific item related to this letter is not required by relevant laws, then should refer to international practices.

23. Arbitration:
Any dispute caused by this letter or related to this letter can be resolved by the two parties through friendly negotiation. If the agreement can not be reached within 30 days from the date of any party putting forward written negotiating requirement, any party has the right to submit the dispute to China International Economic and Trade Arbitration Commission and arbitrate according to current valid arbitration rules of the Committee. The arbitrament of the arbitration is final and binding on both parties. The arbitration site is in Peking and the arbitration language is Chinese. Losing party of the arbitration should undertake all expenses (include but not limited to arbitration expenses, attorney fees etc) actually paid by the winning party for the handling of the case.

24. Transfer:
The borrower should not transfer or assign its any rights or obligations under this letter without written consent of the lender in advance.

The lender can transfer or assign its all or part rights and/or obligations under this letter and can therefore inform Allianz Guangzhou, transferee or assignee with information related to the borrower and account receivable known by the lender. It has legal validity to the borrower once informing the borrower in written of such transfer or assign.

25. Notice and delivery:
Any notice, requirement, instruction or other documents under this letter or related to this letter should be made in written form and delivered to following addresses or no., or the party should notice any alternative address or no. of the other party at least 5 bank working days in advance:

To the borrower: Zhengzhou Shenyang Science & Technology Co., Ltd.
              Addressee: Zhong Bo
              Post: Board Chairman
              Address: No. 90, Gongren Road., Zhengzhou City, Henan Province, China
              Post Code: 450007
              Fax: 86-0371 6771 3121
              Tel: 86-0371 6797 9600

To the lender: Raiffeisen Zentralbank Oesterreich AG Beijing Branch
              Addressee: Monika Goluch
              Post: Account Manager of Marketing Department
              Address: Room 200, St. Regis Hotel, Beijing, No. 21, Jianguomen Wai Street,
                     Beijing, China
              Post Code: 100020
              Fax: 86-010 6532 5926
              Tel: 86-010 6532 3388 /extension 356

Any notice, requirement, instruction or other documents issued by any party to the other party under this letter or about this letter should be deemed to be delivery under following clauses:
(1)	If it is delivered by a specific person or express delivery, then it is at the time of actually receiving; or
(2)	If it is delivered by fax, then it is at the time of the second bank working day from the fax delivering to the fax no. provided by the borrower; or
(3)
If it is delivered by letter, then it is at the time of the fifth bank working day from the letter being putting into the envelope signed with the correct address of the other party and sent off in the form of postage pre-paid.

Notwithstanding the above, withdrawal request, prepayment notice and reminder notice issued by the lender etc under this letter should be delivered to the other party in the form of delivered by specially-assigned person and deemed to be delivery only after the formal receipt of the other party.

All instructions and notices delivered to the lender by the borrower in the form of fax should be legal responsibilities of the borrower. The borrower should bear all responsibilities for any losses or damages probably caused by instructions delivered in the form of fax, including losses or damages caused by improper or multiple deliveries. The borrower herein promises to make compensation in full for losses or damages caused by above clauses to the lender.

26. General Clauses:
The borrower should sign and affix the official seal in this letter to affirm that it has accepted all clauses required by this letter, and return to the lender along with the decision of stockholders' conference or directorate within 14 days from the date signed in the first page of this letter.

Once signed, this letter will replace all former agreements, letters, correspondence, discussions and meetings (include Financing Agreement of Account Receivable of No. 200708310012660001) related to the line. And if there is disagreement, should subject to this letter.

The invalidation of one clause in this letter will not influence the effect of other clauses herein. Any invalid clauses will be replaced by valid clauses most approaching to invalid clauses legally and should fully consider economic benefit of each party.

The lender has submitted the borrower to pay special attention to all clauses related to its rights and obligations and understand them comprehensively and accurately. The understanding of the two parties about clauses of this letter is completely consistent.

Best Regards

Raiffeisen Zentralbank Oesterreich AG Beijing Branch
Monika Goluch (Signature)

Authorization Representative (Sealed): Raiffeisen Zentralbank Oesterreich AG Beijing Branch

Zhengzhou Shenyang Science & Technology Co., Ltd. (official seal): Zhengzhou Shenyang Science & Technology Co., Ltd.
Legal Representative or Authorized Representative (Signature): Zhong Bo

Affirmed by following parties:

The lender has submitted following parties to pay special attention to all clauses related to their rights and obligations and has made corresponding detailed explanation meeting the requirements of various parties. Each party has no dissent to all contents under this letter and their understanding about the contents is completely consistent.

Individual Warrantor:
Zhong Bo

Zhong Bo (Signature)

Appendix Ⅰ

Withdrawal Request

Addresser: Zhengzhou Shenyang Science & Technology Co., Ltd.

To:  Raiffeisen Zentralbank Oesterreich AG Beijing Branch
             Ms. Monika Goluch
             Fax: 86-010 6532 5926

Date:

Yours Sincerely：

1.
As to the Line Letter of No. 200801040012660001 signed on Jan. 4, 2008 and any amendments, supplements or other modified agreements (hereinafter referred to as “Line Letter”) signed thereafter by our party (as the “borrower”) and Raiffeisen Zentralbank Oesterreich AG Beijing Branch (as the “lender”). Clauses defined in Line Letter have the same connotations in this Withdrawal Request.

2.
Our party herein issues this Withdrawal Request to your bank as per Line Letter and hopes to withdraw the loan of the sum of ____  on date of    (hereinafter referred to as “Withdrawal Day”) for the purpose of  . The maturity date of the loan is

__  and the term of the loan is __  days. Please remit the withdrawal loan to the account opened by our party in your bank and the account number is ___ . According to relevant requirements of Line Letter, our party should pay corresponding interest of the loan on Withdrawal Day. If our party can not pay the interest in full before 11:00 AM on Withdrawal Day, then our party herein irrepealably authorizes your bank to directly deduct the interest payable of our party from any account opened by our party in your bank.
3.	Repayment fund resource of above loan is following account receivable. The details of the account receivable are as follows:
Commercial Invoice No.:
Sum:
Maturity Date (Date of Payment):
Goods:
Delivery Date:
Name of Bargainee:
Transportation: from         to
Bank Account of Bargainee (for the convenience of your bank):
Attached documents related to this account receivable:
Copies of Invoice	Copies of Bill of Lading	Purchase Contract

4.	When above loan comes to its maturity as per Line Letter, your bank has the right to directly deduct relevant funds from any account opened by our party in your bank.
5.
Our party hereby affirms to your bank: there is no default event or potential default event under Line Letter till the day of the issuing of this Withdrawal Request. And our party further affirms: statements and guarantees in the Line Letter are still correct in all respects till the day of the issuing of this Withdrawal Request. All promising items required in the Line Letter have been conformed to execute and all applicable preconditions have been met.

6.	Our party herein irrepealably affirms and ensures that our party has informed or is to inform the bargainee to directly remit above account receivable to supervision account.
7.
Our party hereby declare: till the day of the issuing of this Withdrawal Request, our party has not violated the credit insurance produced by Allianz Insurance Company Guangzhou Branch with the beneficiary of your bank and the insurance number of 101-1-801-07-000009-000-00 and all clauses, regulations (include regulations and clauses obeyed by Allianz Insurance Company Guangzhou Branch when providing insurance limit), responsibilities and obligations listed in its relevant documents as well as its relevant regulations. And our party will not violate any clause, regulation, responsibility, obligation and its relevant regulations before-mentioned during term of the loan.

       Best Regards
                   Borrower: Zhengzhou Shenyang Science & Technology Co., Ltd. (Sealed)
                   Signature: _______
                            Legal Representative or Authorized Representative

AppendixⅡ

Due Bill of Loan
Due Bill No.:

         As per the Line Letter of No. 200801040012660001 signed on Jan. 4, 2008 and any amendment, alteration or complementation agreements signed thereafter by the two parties【Total Amount of the loan is RMB FIFTY MILLION YUAN ﹙in Fingers: RMB 50,000,000.00 Yuan﹚, has loaned RMB_______Yuan﹙in Fingers: ____﹚】. Here the borrower（Zhengzhou Shenyang Science & Technology Co., Ltd.）loans RMB____Yuan(in Fingers: RMB_____) (when words disagree with fingers, subject to words) from the lender (Raiffeisen Zentralbank Oesterreich AG Beijing Branch) for the purpose of_____. The term of the loan is from the date of _____ to the date of ______.

Monthly Interest Rate:_____‰

All matters concerned should be performed as per requirements of above Line Letter clauses, hereby drafted as evidence.

Borrower:	(Official Seal)

Legal Representative (or Authorized Agent): _______
 (Autographed and Stamped)

Date: